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                                                                    Exhibit 10.2

                          EXECUTIVE SEVERANCE AGREEMENT

THIS AGREEMENT is made and entered into this 30th day of September, 2003, by and between PENDLETON COUNTY BANK, a West Virginia corporation (the "Bank") and WILLIAM A. LOVING, (the "Executive"), and joined in by Allegheny Bancshares, Inc. ("Allegheny"), parent of "Bank" who agree as follows:

                                    RECITALS:

     A) The Bank considers it essential to the best interests of its shareholders to foster the continuous employment of key management personnel.

     B) In this connection, the Bank recognizes that the possibility of a change in Control may arise and that such possibility, and the uncertainty which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Bank and its shareholders.

     C) Accordingly, the Bank's Board of Directors (the "Board") has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of management to their assigned duties without distraction in circumstances arising from the possibility of a change in Control. In particular, the Board believes it important, should the Bank receive a proposal for transfer of control, that the Executive be able to assess and advise the board whether such proposal would be in the best interests of the Bank and its shareholders and to take such other action regarding such proposal as the Board might determine to be appropriate, without being influenced by the uncertainties regarding the Executive's personal situation.

     D) In order to encourage the Executive to remain in the Bank's employ, this Agreement sets forth the severance benefits which the Bank and the Executive agree will provide both the Bank and the Executive assurances of an orderly transition in the event of a Change in Control under the circumstances described below. This Agreement shall be in addition to the Employment Agreement ("Employment Agreement") of even date herewith.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1) Defined Terms. The definitions of capitalized terms used in this Agreement are provided in the last section of this Agreement and, if not defined there, are defined elsewhere in this Agreement.

2) Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect until December 31, 2003; provided, however, that commencing on January 1, 2004 and each January 1 thereafter, the term of this Agreement shall automatically be extended for one (1) additional year unless, at least ninety (90) days prior to such January 1st date, the Bank or the Executive shall have given notice that this Agreement shall not be extended: and provided further, that, notwithstanding the delivery


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     of any such notice, this Agreement shall continue in effect for a period of twenty-four (24) months after a Change in Control, if such change in Control shall have occurred while this Agreement is in effect. Notwithstanding anything in this Section 2 to the contrary, this Agreement shall terminate if the Executive or the bank terminates the Executive's employment prior to a Change in Control of the Bank.

3)   Agreement to Provide Services; Right to Terminate.

     A) Except as otherwise provided in paragraph (B) below and in the Executive's Employment Agreement, the Bank or the Executive may terminate the Executive's employment at any time following a Change in Control, subject to the Bank's providing the benefits hereinafter specified in accordance with the terms hereof.

     B) In the event a Person makes an offer which, if accepted by the Bank and subsequently consummated, would constitute a Change in Control, the Executive agrees that he will not leave the employ of the Bank (other than as a result of Disability or upon Retirement, as such terms are hereinafter defined) and will render the services contemplated in the recitals to this Agreement until such Change in Control offer has been abandoned or terminated or a change in Control has occurred.

4)   Termination following change in Control.

     A) If any of the events constituting a Change in Control of the Bank shall have occurred, the Executive shall be entitled to the benefits provided in Section 5 hereof upon the termination of the Executive's employment with the bank within twenty-four (24) months after such Change in Control, unless such termination is (i) because of the Executive's death, (ii) by the Bank for Cause or Disability or (iii) by the Executive other than for Good Reason.

     B) Notice of Termination. Any purported termination by the Bank or by the Executive following a Change in Control shall be communicated by written Notice of Termination to the other party hereto.

5)   Severance Upon Termination or During Disability; Other Agreements.

     A) During any period following a Change in Control of the Bank that the Executive fails to perform his duties as a result of incapacity due to physical or mental illness, the Executive shall continue to receive his base salary at the rate then in effect and any benefits or awards under any Plans shall continue to accrue during such period, to the extent not inconsistent with such Plans, until his employment is terminated pursuant to and in accordance with Sections 4(B), 15(d) and 15(g) hereof. Thereafter, the Executive's benefits shall be determined in accordance with the Plans then in effect.

     B) If the Executive's employment is terminated for cause following a Change in Control of the Bank, the Bank shall pay to the Executive his base salary through the Date of Termination at the rate in effect just prior to the time a Notice of Termination is given plus any benefits or awards which pursuant to the terms of any Plans have been earned or become payable, but which have not yet been paid to the Executive.


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          Thereupon the Bank shall have no further obligations to the Executive under this Agreement.

     C) If, within twenty-four (24) months after a Change in Control of the Bank has occurred, the Executive's employment by the Bank is terminated (i) by the Bank other than for Cause or Disability or (ii) by the Executive for Good Reason, then the Bank shall pay to the Executive, no later than the fifth (5th) day following the Date of Termination, without regard to any contrary provisions of any Plan, the following:

               a) The Executive's base salary through the Date of Termination at the rate in effect just prior to the time a Notice of Termination is given plus any benefits or awards which pursuant to the terms of any Plans have been earned or become payable, but which have not yet been paid to the Executive (including amounts which previously had been deferred at the Executive's request);

               b)   An amount in cash equal to two and one-half (2 1/2) times
               (a) the higher of (1) the Executive's annual base salary on the Date of Termination or (2) the Executive's annual base salary in effect immediately prior to the Change in Control, plus any benefits or awards which pursuant to the terms of any Plans which could have been earned and payable, but which have not yet been paid to the Executive (including amounts which previously had been deferred at the Executive's request). For purposes of calculating benefits or awards, said amount shall be the average amount (s) paid to Employee based upon the prior three (3) years under said plans.

          For the purposes of this Agreement, the term "base salary" shall include any amounts deducted by the Bank with respect to the Executive or for his account pursuant to Sections 125 and 401(k) of the Code.

     D) If, within twenty-four (24) months after a Change in Control of the Bank has occurred, the Executive's employment with the Bank is terminated (i) by the Bank other than for Cause or Disability, or (ii) by the executive for Good Reason, then the Bank shall maintain in full force and effect, for the continued benefit of the Executive and his dependents for a period terminating on the earliest of (a) 30 months after the Date of Termination or (b) the commencement date of equivalent benefits from a new employer, insured and self-insured employee welfare benefit Plans in which the executive was entitled to participate immediately prior to the date of Termination, provided that the Executive's continued participation is possible under the general terms and provisions of such plans (and any applicable funding media) and he continues to pay an amount equal to the Executive's regular contribution under such plans for such participation. If neither 30 months after the Date of Termination the Executive has not previously received, nor is then receiving, equivalent benefits from a new employer, the Bank shall offer the Executive continuation of coverage under COBRA as prescribed under Section 498OB of the Code. At the expiration of such continuation coverage (or, if COBRA continuation coverage is not applicable to the Plan, then upon the expiration of the 30 month period beginning on the Termination date), the Bank shall arrange, at its sole cost and expense, to enable the Executive to convert him and his dependents' coverage under such plans to individual policies and


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          programs upon the same terms as employees of the bank may apply for such conversions. In the event that the Executive's participation in any such Plan is barred, the Bank, at its sole cost and expense, shall arrange to have issued for the benefit of him and his dependents individual policies of insurance providing benefits substantially similar (on an after-tax basis) to those which the Executive otherwise would have been entitled to receive under such Plans pursuant to this paragraph (v) or, if such insurance is not available at a reasonable cost to the Bank, the Bank shall otherwise provide the Executive and his dependents with equivalent benefits (on an after-tax basis). The Executive shall not be required to pay any premiums or other charges in an amount greater than that which he would have paid in order to participate in such Plans.

     E) Except as specifically provided in paragraph (D) above, the amount of any payment provided for in this Section 5 shall not be reduced, offset or subject to recovery by the Bank by reason of any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise.

6)   Successors; Binding Agreement.

     A) The Bank will seek, by written request at least five (5) business days prior to the time a Person becomes a Successor, to have such Person, by agreement in form and substance satisfactory to the Executive, assent to the fulfillment of the Bank's obligations under this Agreement. Failure of such Person to furnish such assent by the later of (i) three (3) business days prior to the time such Person becomes a successor or (ii) two (2) business days after such Person receives a written request to so assent shall constitute Good Reason for termination by the Executive of his employment if a change in Control of the Bank occurs or has occurred.

     B) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal legal representatives, executors, administrators, successors, heirs, distributes, devisees and delegates. If the Executive should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of the Agreement to the Executive's devisee, delegate or other designee or, if no such designee exists, to his estate.

     C) For purposes of this Agreement, the Bank shall include any subsidiaries and any corporation or other entity which is the surviving or continuing entity in respect of any merger, consolidation or form of business combination in which the Bank ceases to exist.

7)   Fees and Expenses; Mitigation.

     A) The Bank shall reimburse the Executive, on a current basis, for all reasonable legal fees and related expenses incurred by him in connection with the Agreement following a Change in Control of the Bank, including without limitation, (i) all such fees and expenses, if any, incurred in contesting or disputing any termination of the Executive's employment or (ii) the Executive's seeking to obtain or enforce any right or benefit provided by this Agreement, in each case regardless of whether or not his claim is


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          upheld by a court of competent jurisdiction; provided by this
          Agreement, provided, however, the Executive shall be required to repay any such amounts to the Bank to the extent that a court issues a final and non-appealable order setting forth the determination that the position taken by him was frivolous or advanced by him in bad faith.

     B) The Executive shall not be required to mitigate the amount of any payment the Bank becomes obligated to make to him in connection with this Agreement, by seeking other employment or otherwise.

8) Taxes. Subject to the provisions of Section 5(e), all payments to be made to the Executive under this Agreement will be subject to required withholding of federal, state and local income and employment taxes.

9) Survival. The respective obligations of, and benefits afforded to, the Bank and the Executive provided in Sections 5, 6(B), 7, 8, 12, and 14 of this Agreement shall survive Termination of this Agreement.

10) Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid and addressed, in the case of the Bank, to the address set forth on the first page of this Agreement or, in the case of the undersigned employee, to the address set forth below his signature, provided that all notices to the Bank shall be directed to the attention of the Chairman of the Board of the Bank, with a copy to the Secretary of the Bank, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

11) Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in a writing signed by the Executive and the Chairman of the Board of the Bank. No waiver by either party hereto at any time of any breach by the other party hereto of, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this agreement.

12) Governing Law and Venue. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of West Virginia. Venue for any proceeding related to the performance or interpretation of this Agreement, or in any way arising out of this Agreement, shall be either the state or federal courts for Pendleton County, West Virginia.

13) Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.


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14)  Executive's Commitment. The Executive agrees that subsequent to his period of employment with the Bank, the Executive will not at any time communicate or disclose to any unauthorized person, without the written consent of the Bank, any proprietary processes of the Bank or other confidential information concerning its business, affairs, products, suppliers or customers which, if disclosed, would have a material adverse effect upon the business or operations of the Bank, taken as a whole; it being understood, however, that the obligations under this Section 14 shall not apply to the extent that the aforesaid matters (i) are disclosed in circumstances where the Executive is legally required to do so or (ii) become generally known to, and available for use by, the public otherwise than by the Executive's wrongful act or omission.

15) Joinder. Allegheny Bancshares, Inc. joins into this agreement as evidence and consent and agrees to employ employee as it's Executive Vice President and CEO without additional pay and on the terms and conditions herein and Employment Agreement of even date.

16) Enforceability. This agreement shall serve to replace any previous Executive Severance Agreements, if any, between Bank and Executive and shall continue in force, pursuant to the terms and conditions contained herein, until changed, modified, or replaced.

17)  Definitions.

     A) Cause. Termination by the Bank of the Executive's employment for "Cause" shall mean termination upon (i) the failure of Employee to observe or perform (other than by reason of illness, injury or incapacity) any of the material terms or provisions of this Agreement;
          (ii) the failure of Employee to comply fully with the lawful directives of the Board of Directors of the Bank (the "Board"); (iii) willful misconduct; (iv) material neglect of the business of the Bank;
          (v) conviction of a felony or other crime involving moral turpitude;
          (vi) misappropriation of funds; or (vii) habitual insobriety or drug addiction. In the case of a termination for "cause," the notice of termination shall specify the basis for the Bank's determination of "cause." Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Bank shall be conclusively presumed to be done, or omitted to be done, by the Executive's attention to matters not directly related to the business of the Bank shall not provide a basis for termination for Cause. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of a majority of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of the conduct set forth above and specifying the particulars thereof in detail.

     B)   Change in Control. A "change in Control" shall mean:

               i) The acquisition by any individual, entity or group (within the meaning of Section 13 (d) (3) or 14 (d) (2) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of rule 13d-3 promulgated under the


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                    Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of common stock of the Bank (the "Outstanding Company Common Stock") or the combined voting power of the then outstanding voting securities of the Bank entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that in no event may the following acquisitions constitute a Change in Control: (a) any acquisition by the Bank, (b) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Bank or any corporation controlled by the Bank, (c) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, the conditions described in clauses (a), (b) and (c) of paragraph (iii) of this Section are satisfied, or
                    (d) any sale or other disposition of all or substantially all of the assets of the Bank, if, following such sale or other disposition, the conditions described in (1), (2) and
                    (3) paragraph (iv) of this Section are satisfied; or

               ii) Individuals who, on September 30, 2003, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the board, provided that any person becoming a director subsequent to September 30, 2003, whose election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors then on the Board (either by specific vote or by approval of the proxy statement of the Employer in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the employer initially as a result of an actual or threatened election contest with respect to directors or an other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to an Incumbent Director.

               iii) Approval by the shareholders of the Bank of a
                    reorganization, merger or consolidation, unless, in each case following such reorganization, merger, or consolidation, (a) more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals who were the beneficial owners, respectively, of the Outstanding Company Common Stock and reorganization, merger or consolidation in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
                    (b) no Person (excluding the Bank, any employee benefit plan (or related trust) of the Bank or a corporation resulting from such reorganization, merger or consolidation) beneficially owns,


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                    directly or indirectly, forty-nine percent (49%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

               iv) Approval by the shareholders of the Bank of (a) a complete liquidation or dissolution of the Bank or (b) the sale or other disposition of all or substantially all of the assets of the Bank, other than to a corporation with respect to which following such sale or other disposition, (1) more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding company Common Stock and Outstanding company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Bank and any employee benefit plan (or related trust) of the Bank or such corporation) beneficially owns, directly or indirectly, forty-nine percent (49%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Bank.

     C) Code. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     D) Date of Termination. "Date of Termination" following a Change in Control shall mean (i) if the Executive's employment is to be terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full time basis during such thirty (30) day period), (ii) if the Executive's employment is to be terminated by the Bank for Cause or by him pursuant to Sections 6 or 15 (f) hereof or for any other good Reason, the date specified in the Notice of Termination, (iii) if the Executive's employment is to be terminated by the Bank for any reason other than Cause, the date specified in the


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          Notice of Termination, which in no event shall be a date earlier than ninety (90) days after the date on which a Notice of Termination is given, unless an earlier date has been expressly agreed to by the Executive in writing either in advance of, or after, receiving such Notice of Termination, or (iv) if the Executive's employment is terminated on account of his death, the day after his death. In the case of termination of the Executive's employment by the Bank for Cause, if he has not previously expressly agreed in writing to the termination, then within thirty (30) days after receipt by the Executive of the Notice of Termination with respect thereto, he may notify the Bank that a dispute exists concerning the termination, in which event the Date of Termination shall be the date set either by mutual written agreement of the parties or by such court having the matter before it. During the pendency of any such dispute, the Bank will continue to pay the Executive his full compensation in effect just prior to the time the Notice of Termination is given and until the dispute is resolved. However, if such court issues a final and non-appealable order finding that the Bank had Cause to terminate the Executive, then he must return all compensation paid to him after the Date of Termination specified in the Notice of Termination previously received by him.

     E) Disability. Termination by the Bank of the Executive's employment based on "Disability" shall mean termination because of the Executive's absence from his duties with the Bank on a full time basis for one hundred eighty (180) consecutive days as a result of his incapacity due to physical or mental illness, unless within thirty
          (30) days after Notice of Termination (as defined herein) is given to the Executive following such absence, he shall have returned to the full time performance of his duties.

     F) Good Reason. Termination by the Executive of his employment for "Good Reason" shall mean termination based on:

               i) a determination by the Executive, in his reasonable judgment, that there has been an adverse change in his status or position(s) as an executive officer of the Bank as in effect immediately prior to the change in Control, including, without limitation, any adverse change in his status or position as a result of a diminution in his duties or responsibilities (other than, if applicable, any such change directly attributable to the fact that the Bank is no longer privately owned) or the assignment to him of any duties or responsibilities which are inconsistent with such status or position(s), or any removal of him from, or any failure to reappoint or reelect him to, such positions (s) (except in connection with the termination of his employment for Cause or Disability or as a result of his death or by him other than for Good Reason);

               ii) a material reduction by the Bank in the Executive's base salary as in effect immediately prior to the Change in Control;

               iii) the failure by the Bank to continue in effect any Plan (as hereinafter defined) in which the Executive is participating at the time of the Change in Control of the bank (or Plans providing the Executive with at least substantially similar benefits) other than as a result of the normal expiration of any such Plan in accordance with its terms as in


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                    effect at the time of the Change in Control, or the taking of any action, or the failure to act, by the Bank which would adversely affect the Executive's continued participation in any of such Plans on at least as favorable a basis to the Executive as is the case on the date of the Change in Control or which would materially reduce his benefits in the future under such Plans or deprive him of any material benefit enjoyed by him at the time of the Change in Control;

               iv) the failure by the bank to provide and credit the Executive with the number of paid vacation days to which the Executive is then entitled in accordance with the Bank's normal vacation policy as in effect immediately prior to the Change in Control;

               v) The Bank's requiring the Executive to be based at any office that is greater than thirty (30) miles from where his office is located immediately prior to the Change in Control except for required travel on the Bank's business to an extent substantially consistent with the business travel obligations which he undertook on behalf of the Bank prior to the Change in Control;

               vi) the failure by the Bank to obtain from any Successor (as defined herein) the assent to this Agreement contemplated by
                    Section 6 hereof;

               vii) Any refusal by the bank to continue to allow the Executive to attend to matters or engage in activities not directly related to the business of the Bank which, prior to the Change in Control, the Executive was permitted by the Board to attend to or engage in.

     G) Notice of Termination. "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.

     H) Plan. "Plan" shall mean any compensation plan, or employee benefit plan such as a pension, profit sharing, medical, disability, accident, life insurance plan or any other plan, program or policy of the bank intended to benefit employees.

     I) Retirement. "Retirement" shall mean a termination of the Executive's employment by the Executive on or after he has reached age sixty-five
          (65) and has completed at least five (5) years of service for the Bank (including any service for a predecessor of the Bank where such prior service is recognized by the Bank for the purpose of awarding other benefits).

     J) Successor. "Successor" shall mean any Person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Bank's business, directly by merger or consolidation, or indirectly, by purchase of the outstanding Voting Securities or otherwise.


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     K)   Years of Service. "Years of Service" shall be defined as a twelve (12)
          consecutive month period in while the Executive has at least one thousand (1,000) hours of service with the Bank.

          IN WITNESS WHEREOF, the Bank and Allegheny has caused this instrument to be signed in its name and on its behalf; and

          WITNESS the following signatures and seals.

                                        Pendleton County Bank,
                                        a West Virginia Corporation


                                        By
                                           -------------------------------------
                                           President


                                        By
                                           -------------------------------------
                                           Chairman of the Board


                                        Allegheny Bancshares, Inc.


                                        By:
                                            ------------------------------------
                                            President


                                        By:
                                            ------------------------------------
                                            Chairman of the Board


                                        By:
                                            ------------------------------------
                                            Executive  William A. Loving, Jr.,
                                            CLBB

                                  MODIFICATION

                              EMPLOYMENT AGREEMENT

                          EXECUTIVE SEVERANCE AGREEMENT

          William A. Loving (Employee), and Pendleton Community Bank (Bank) and Allegheny Bancshares, Inc. hereby agree to modify that certain Employment Agreement between the parties dated September 30, 2003 ("Employment Agreement") and that certain Executive Severance Agreement between the parties also dated September 30, 2003 ("Executive Severance Agreement") as hereinafter set forth.

          1. Section 6 of the Employment Agreement is amended by adding the following paragraph at the end:

               Notwithstanding the above, if at the time of the Employee's termination from employment the Employee is a "specified employee" as defined under Section 409A of the Internal Code and regulations thereunder, any cash "Termination Compensation" due Employee during the first six months following the date of his termination shall be accumulated and paid in a lump sum on the first day of the seventh month following the termination of his employment. Except for these cash payments, all other Termination Compensation shall be made in accordance with the provisions of this Agreement.

          2. Paragraph 5(C)(b) of the Executive Severance Agreement 5(C) is amended by adding the following at its end:

          Notwithstanding the payment date set forth in the preamble to Paragraph 5(C), if Executive at the time of his termination is a "specified employee" as defined under Section 409A of the Internal Revenue Code and regulations thereunder, the cash severance benefit shall be deferred and paid as of the first day of the seventh month following Executive's termination.

          3. Except as hereinabove amended the Employment Agreement and the Executive Severance Agreement shall remain in full force and effect.

          In Witness Whereof, Employee, Bank and Allegheny Bancshares, Inc. has caused this Modification to be executed as of the 28th day of December, 2006.

                                        PENDLETON COMMUNITY BANK


                                        By:
                                            ------------------------------------
                                        Its:
                                              ----------------------------------


                                        ALLEGHENY BANCSHARES, INC.


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------


                                        ----------------------------------------
                                        WILLIAM A. LOVING, JR.